UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 15, 2024
Elicio Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39990	11-3430072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

451 D Street, 5th Floor
Boston, Massachusetts 02210
(Address of principal executive offices, including zip code)
(857) 209-0050
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.01 par value per share	ELTX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2024, Elicio Therapeutics, Inc. (the “Company”) appointed Robert Connelly as the Company’s Principal Accounting Officer and Principal Financial Officer effective October 15, 2024.

Mr. Connelly, 64 years old, has served as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors since the Company’s merger in June 2023 and previously served as the Chief Executive Officer of Elicio Operating Company, Inc. (then known as “Elicio Therapeutics, Inc.”) and as a member of the Board of Directors of Elicio Operating Company, Inc. from October 2018 until June 2023. Mr. Connelly has nearly 40 years of experience in the life sciences sector in leadership and operational roles. From 2013 to 2018, Mr. Connelly served as the Chief Executive Officer and as a member of the board of directors of Axcella Health Inc., a clinical-stage therapeutics company developing endogenous metabolic modulators to treat an array of diseases. Prior to Axcella, Mr. Connelly served as the founding Chief Executive Officer of WikiCell Designs and the Chairman of Aero Designs, each utilizing drug delivery technologies to create new food, beverage and supplement product, both of which merged into Incredible Foods, Inc. in 2013. Prior to that, Mr. Connelly served as the Chief Executive Officer of Pulmatrix, Inc., a clinical-stage biopharmaceutical company developing inhaled therapies to address pulmonary diseases, from 2007 to 2012. From 2000 to 2007, Mr. Connelly served as the founding Chief Executive Officer and first employee of Domantis Ltd., a U.K.-based biotechnology company, which was acquired by GSK plc. He began his career with life science companies Abbott Laboratories and BioVeris Corporation in positions of increasing responsibility. Mr. Connelly previously served on the boards of publicly traded life science companies Kaleido Biosciences, Inc. from 2015 to 2018 and Anchiano Therapeutics Ltd. from 2018 to 2019, as well as on the boards of several privately held biopharmaceutical companies. Mr. Connelly also served as a Venture Partner with Flagship Pioneering from 2013 to 2018, working on the creation and management of several biotechnology portfolio companies. Mr. Connelly received a B.S. in Business Administration from the University of Florida.

No family relationships exist between Mr. Connelly and any of the Company’s directors or other executive officers. There are no other arrangements between Mr. Connelly and any other person pursuant to which he was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Connelly has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elicio Therapeutics, Inc.

	By:	/s/ ROBERT CONNELLY
Date: October 17, 2024		Robert Connelly President and Chief Executive Officer (Principal Executive Officer)